As filed with the Securities and Exchange Commission on
November 18, 1997.
-----------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                              __________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                              __________

                     HOUSECALL MEDICAL RESOURCES, INC.
          --------------------------------------------------
          (Exact Name of Issuer as Specified in its Charter)

          Delaware                           58-2114917
_______________________________         _____________________
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)          Identification Number)

 1000 Abernathy Road, Building 400, Ste. 1825, Atlanta, Georgia   30328
 -------------------------------------------------------------------------
       (Address of principal executive offices)              (Zip Code)

     Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan, as amended and restated.
     ------------------------------------------------------------------------
                            Full Title of the Plan

                            Fred C. Follmer
               Vice President and Chief Financial Officer
                         HOUSECALL MEDICAL RESOURCES, INC.
              1000 Abernathy Road, Building 400, Ste. 1825,
                          Atlanta, Georgia  30328
                            (770) 379-9000
- -------------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of
   Agent for Service)

-
-------------------------------------------------------------------------------------
-------------
                                                        Proposed
Title of Securities          Amount to              Maximum Aggregate
Amount of
To Be Registered             Be Registered           Offering Price
Registration Fee
-------------------          -------------          ------------------
---------------

Common Stock, $0.01          800,000 shares         $2,875,000<F1>
$871.21
par value
-------------------------------------------------------------------------------------
----------------

<F1>  Determined in accordance with Rule 457(h)(1) and Rule 457(c) under the
      Securities Act of 1933, based on $3.5938, the average of the high and low sale prices quoted on The Nasdaq Stock Market on November 14, 1997, with respect to shares issuable under the Plans that are not subject to outstanding options or rights.

/TABLE
Housecall Medical Resources, Inc. (the "Company") files this Registration
Statement on Form S-8 to reflect an increase in the number of shares of common stock, par value $0.01 (the "Common Stock") authorized under the Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan (the "Plan") of 800,000, from
500,000 to 1,300,000. The 500,000 shares of Common Stock previously authorized under the Plan are covered by a Registration Statement on Form
S-8 (Registration No. 333-07257), the contents of which are incorporated herein by reference. The amendment to and restatement of the Plan was approved by the Board of Directors on March 14, 1997, and ratified by the Company's shareholders on May 1, 1997. Attorneys of Kilpatrick Stockton who worked on this matter beneficialy own 575 shares of Registrant's Common
Stock as of November 17, 1997.


ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follow:


Exhibit Number           Description
--------------           -----------

     5                   Opinion of Kilpatrick Stockton LLP
                         as to the legality of the
                         securities being registered

    23                   Consent of Ernst & Young LLP

    25                   Power of Attorney (included on
                         signature page of Registration
                         Statement)

                              SIGNATURES
                              ----------


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 17, 1997.

                         HOUSECALL MEDICAL RESOURCES, INC.



                         By: /s/ Daniel J. Kohl
                            -----------------------------------------
                            Daniel J. Kohl, President and Chief
                               Executive Officer


                   POWER OF ATTORNEY AND SIGNATURES

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Daniel J. Kohl and Fred C.
Follmer, or either of them, as attorney-in-fact, either with power of substitution, for him in any and all capacities, to sign any amendments to this Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of November 17, 1997 by the following persons on behalf of the Registrant in the capacities indicated.

Signature                                 Capacity

 /s/ Daniel J. Kohl                       President, Chief Executive Officer,
----------------------------              and Director (Principal Executive
Daniel J. Kohl                              Officer)

/s/ Fred C. Follmer                       Vice President, Chief Financial
----------------------------              Officer, and Secretary (Principal
Fred C. Follmer                           Financial and Accounting Officer)


/s/ James B. Hoover                       Chairman of the Board of Directors
----------------------------
James B. Hoover

 /s/ Howard R. Deutsch                    Director
----------------------------
Howard R. Deutsch

 /s/ James E. Dalton, Jr.                 Director
----------------------------
James E. Dalton, Jr.


/s/ Andrew M. Paul                        Director
----------------------------
Andrew M. Paul

 /s/ R. Dale Ross                         Director
----------------------------
R. Dale Ross

                                    EXHIBIT INDEX



Exhibit Number              Description
- --------------              -----------

     5                      Opinion of Kilpatrick Stockton LLP
                            as to the legality of the
                            securities being registered

    23                      Consent of Ernst & Young LLP

    25                      Power of Attorney (included on
                            signature page of Registration
                            Statement)
